Exhibit 10(u)

AMERICAN FREIGHTWAYS CORPORATION
AMERICAN FREIGHTWAYS, INC.
2200 Forward Drive
Harrison, Arkansas 72601

LETTER AMENDMENT NO. 5 TO MASTER SHELF AGREEMENT

October 16, 1998

The Prudential Insurance Company
  of America
c/o Prudential Capital Group
2200 Ross Avenue, Suite 4200E
Dallas, Texas 75201

Ladies and Gentlemen:

We refer to the Master Shelf Agreement dated as of September 3, 1993, as amended on October 19, 1994, December 14, 1994, March 29, 1996 and on April 18, 1997 (the "Agreement"), among American Freightways Corporation and American Freightways, Inc. (collectively, the "Companies"), and you. Unless otherwise defined herein, the terms defined in the Agreement shall be used herein as therein defined.

The Companies have requested that you agree to amend the Agreement to increase the Net Earnings Available For Restricted Payments for the fiscal year ending December 31, 1998. You have indicated your willingness to so agree.

Accordingly, the Agreement is, effective the date first above written, hereby amended as follows:

(a) Paragraph 10B. The definition of "Net Earnings Available For Restricted Payments" set forth in Paragraph 10B is amended in full to read as follows:

"Net Earnings Available For Restricted Payments" shall mean with respect to the Companies and their Subsidiaries on a consolidated basis (a) for the fiscal year ending December 31, 1998, an amount equal to the lesser of (i) 125% of Net Earnings and (ii) $25,000,000 and (b) for each other fiscal year, an amount equal to 75% of Net Earnings. If the preceding calculation results in a number less than zero, such amount shall be considered to be zero.

On and after the effective date of this letter amendment, each reference in the Agreement to "this Agreement", "hereunder", "hereof", or words of like import referring to the Agreement, and each reference in the Notes to "the Agreement", "thereunder", "thereof", or words of like import referring to the Agreement, shall mean the Agreement as amended by this letter amendment. The Agreement, as amended by this letter amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this letter amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy under the Agreement nor constitute a waiver of any provision of the Agreement.

This letter amendment may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same letter amendment.

If you agree to the terms and provisions hereof, please evidence your agreement by executing and returning at least two counterparts of this letter amendment to American Freightways Corporation, 2200 Forward Drive, Harrison, Arkansas 72601, Attention: Frank Conner and American Freightways, Inc., 2200 Forward Drive, Harrison, Arkansas 72601, Attention: Frank Conner. This letter amendment shall become effective as of the date first above written when and if counterparts of this letter amendment shall have been executed by us and you and you shall have entered into an amendment to effect substantially the same change set forth in (a) above with respect to the Amended and Restated Credit Agreement dated October 20, 1994, as amended, between the Companies and NationsBank N.A., as agent.

Very truly yours,

AMERICAN FREIGHTWAYS
  CORPORATION

By:/s/Frank Conner
Title: CFO

AMERICAN FREIGHTWAYS, INC.

By:/s/Frank Conner
Title: CFO

Agreed as of the date first above written:

THE PRUDENTIAL INSURANCE COMPANY
  OF AMERICA

By:/s/Randall M. Kob
Vice President